EXHIBIT (A)(D)(7)

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
       PFIZER INC., ENZO ACQUISITION CORP. AND ESPERION THERAPEUTICS, INC.

      This Amendment, dated of as January 16, 2004 (this "Amendment"), amends the Agreement and Plan of Merger, dated as of December 19, 2003 (the "Agreement"), by and among Pfizer Inc., a Delaware corporation ("Parent"), Enzo Acquisition Corp., a Delaware corporation ("Merger Sub"), and Esperion Therapeutics, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Agreement.

      WHEREAS, each of the parties hereto has determined that it is desirable to amend the Agreement as set forth in this Amendment.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

      1. The first sentence of Section 7.03(d) of the Agreement is hereby amended by changing "January 16, 2004" to "on or about January 20, 2004."

      2. Parent and Merger Sub shall promptly amend the Offer Documents, and the Company shall promptly amend the Schedule 14D-9, in each case as filed with the SEC, as appropriate to reflect the terms of this Amendment.

      3. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

      4. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be preformed in that State.

      5. This Amendment may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed sufficient evidence of a party's execution of this Amendment, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

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                                                               EXHIBIT (A)(D)(7)


      IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Amendment as of the day and year first written above.


                                    PFIZER INC.


                                    By: /s/ David Reid
                                       ----------------------------------------
                                    Name:   David Reid
                                    Title:  Assistant Secretary


                                    ENZO ACQUISITION CORP.


                                    By: /s/ David Reid
                                       ----------------------------------------
                                    Name:   David Reid
                                    Title:  Vice President & Secretary


                                    ESPERION THERAPEUTICS, INC.


                                    By: /s/ Roger S. Newton
                                       ----------------------------------------
                                    Name:   Roger S. Newton, Ph.D.
                                    Title:  President & Chief Executive Officer